CONSENT TO SUBLEASE

         THIS CONSENT TO SUBLEASE ("Agreement") is entered into as of the 6th day of June, 2002, among (a) POINTE CAMINO WINDELL, LLC, a California limited liability company, successor in interest to WHPX-S REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership, having an address at 3070 Bristol Street, Suite 615, Costa Mesa, California 92626 (hereinafter "Landlord"); (b) QUALCOMM INCORPORATED, a Delaware corporation, having an office address at 5775 Morehouse Drive, San Diego, California 92121 ("Tenant"), the tenant under a lease dated as of January 15, 1997 (the "Lease"), in the building located at 6215 Ferris Square, San Diego, California (the "Building"); and (c) PATH 1 NETWORK TECHNOLOGIES, INC., a Delaware corporation, having an address at 6215 Ferris Square, San Diego, California ("Subtenant").

         Landlord hereby consents to the subletting by Tenant to Subtenant of the premises (the "Subleased Premises") identified in the Sublease dated as of May 6, 2002 (the "Sublease"), a copy of which is attached hereto as Exhibit A, such consent being subject to and upon the following terms and conditions, to each of which Tenant and Subtenant hereby expressly agree:

1. Effect on Lease; Tenant and Subtenant Jointly and Severally Liable. Except as provided in Paragraph 6 below, this Agreement shall have no effect on the provisions of the Lease and shall not constitute a waiver of any breach of the performance of Tenant's obligations thereunder. Throughout the term of the Sublease, Tenant and Subtenant shall be jointly and severally liable for the performance of all tenant obligations thereunder which relate to the Subleased Premises. Any breach or violation of any provision of the Lease by Subtenant which is not cured by Tenant within the applicable cure period shall constitute a default by Tenant in fulfilling such provision.

2. Subordination. The Sublease shall be subject and subordinate to the Lease at all times. Subtenant has reviewed the Lease and is fully aware of all of the provisions thereof, and Subtenant shall not take, perform, or permit any action which would violate any of the terms and conditions of the Lease. Except with respect to Paragraph 6 below, in case of any conflict between the provisions of the Lease and the provisions of the Sublease as to the rights of Landlord, the provisions of the Lease shall prevail.

3. Limits of Consent. This Agreement shall not constitute Landlord's:

(a) except for the Letter Consent (as defined below), consent to the performance of any other work or alterations in and to the Subleased Premises, including, without limitation, (i) the installation of any separate utility meters in or about the Building pursuant to Section 5 of the Sublease, (ii) any alterations to the Subleased Premises, (iii) any modification of the security system in the Subleased Premises or Building pursuant to Section 6 of the Sublease, (iv) installation of any improvements in the Building lobby to accommodate Subtenant's receptionist as contemplated in Section 8 of the Sublease, (v) installation of any signage pursuant to Section 9 of the Sublease except as otherwise permitted under this Agreement, (vi) installation of any satellite dishes pursuant to Section 11 of the Sublease except as otherwise permitted under this Agreement, and (vii) installation of any cubicles or desks pursuant to Section 27 of the Sublease except for those cubicles and desks depicted in the drawings and specifications attached to the Letter Consent. Landlord has consented to the alterations and improvements depicted in the drawings and specifications attached to Landlord's letter to Tenant dated May 28, 2002, subject to the terms of such letter (the "Letter Consent"). Except for any alterations and improvements approved in the Letter Consent, and any alterations or improvements which, pursuant to the terms of the Lease, do not require Landlord's consent, any further alterations or improvements shall require the consent of Landlord pursuant to the terms of the Lease;

(b) agreement to recognize or respond to plans and specifications submitted by or on behalf of any party other than Tenant;

(c) except as provided in Paragraph 6 below, consent to the use of the Subleased Premises in any manner or for any purpose other than as expressly permitted by the Lease;

(d) consent to any other or further subletting by Tenant or Subtenant or any assignment of the Lease or the Sublease;

(e) consent to the use of any portion of the Building lobby as a reception area for Subtenant's business;

(f) recognition of any obligations on Landlord's part to the Subtenant or any rights of the Subtenant against Landlord under the Lease or Sublease, but nothing herein shall be construed to release Landlord from its obligations to Tenant under the Lease;

(g) agreement to accept any payment from, or performance by, Subtenant in discharge of any obligation of Tenant;

(h) recognition that Subtenant has any right to institute any action or proceeding against Landlord in Subtenant's own name or in the name of Tenant; or

(i) consent to the subletting to Subtenant or any other party of any additional space in the Building including, without limitation, pursuant to Section 29 of the Sublease.

4. Termination of Lease. If at any time prior to the expiration of the term of the Sublease the Lease shall terminate or be terminated for any reason, then at the sole option of Landlord, expressed by written notice to Subtenant given within ten (10) days of such termination, either:

(a) the Sublease shall terminate simultaneously upon termination of the Lease and Subtenant shall vacate the Subleased Premises on or before such date, or

(b) Subtenant shall attorn to and recognize Landlord as landlord under the Sublease, upon all of the terms and conditions of the Sublease, and Subtenant shall, promptly upon Landlord's request, execute and deliver all instruments necessary or appropriate to confirm such attornment and recognition. Subtenant hereby waives all rights under any present or future law to elect, by reason of the termination of the Lease, or by reason of any default by Tenant under the Sublease occurring after Landlord's notice pursuant to this Section 4, to terminate the Sublease or surrender possession of the Subleased Premises.

         Whichever option Landlord exercises, Landlord shall not be:

(i)      liable for any act or omission of Tenant;

(ii) subject to any offsets or defenses which Subtenant had or might have had against Tenant; or

(iii) bound by any amendment or modification of the Sublease not expressly consented to in writing by Landlord, or by any base rent or additional rent or other payment which Subtenant might have made to Tenant, except for any payments of base rent or additional rent made no more than one month in advance in accordance with the terms of the Sublease.

         If Landlord fails to give notice to Subtenant pursuant to the initial paragraph of this Section, Landlord shall be deemed to have chosen to terminate the Sublease, as set forth in Section 4(a).

5. Conditions Precedent to Consent(a) . Landlord's consent to the Sublease is expressly conditioned upon Tenant's payment to Landlord of One Thousand and 00/100 Dollars ($1,000) pursuant to Section 6.1 of the Lease to reimburse Landlord for a portion of Landlord's cost and fees incurred in connection with the review of the Sublease and the preparation of this Agreement.

6. Consent to Subtenant's Exclusive Use of Common Area Corridor. Landlord, Tenant and Subtenant agree that the common area corridor depicted as the area marked with diagonal lines on attached Exhibit B is not part of Tenant's Premises under the Lease ("Corridor"). Notwithstanding the foregoing, Landlord hereby consents to Tenant's and Subtenant's exclusive use of the Corridor.

7. Lobby Area Reception Desk. Tenant and Subtenant agree that notwithstanding any provision of the Lease or the Sublease, neither Tenant nor Subtenant shall have any right to use the existing receptionist desk located in the Building lobby, install a new reception desk in the Building lobby, or to otherwise use the Building lobby as a reception area, except in common with other tenants of the Building. The existing reception desk in the Building lobby may be removed by Landlord, or Tenant shall remove that receptionist desk at Landlord's request.

8. Additional Provisions Applicable to Sublease(a) Antennas. Subtenant desires to install four antennas (each approximately 48" in diameter), together with related equipment, on the roof of the Building for Subtenant's use. Subtenant shall not install any such antennas or equipment, or other antennas or equipment, on the roof of the Building, without first submitting plans to Landlord regarding same and obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld. Any work relating to the installation of such antennas and related equipment shall be performed by Subtenant in accordance with the terms and provisions of the Lease, and such antennas and related equipment shall be used in accordance with the terms and provisions of the Lease. Subtenant agrees that Landlord is making no representation or warranty that there will be no interference with Subtenant's use of its antennas by other existing or future transmission equipment located in, on or about the Building.

(b) Signage. Subtenant desires to install signage o the Building similar in size and in the same locations as Tenant's existing signage on the Building, together with related equipment. Subtenant shall not install any such signage without first submitting plans to Landlord regarding same and obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld. Any work relating to the installation of such signage and related equipment shall be performed by Subtenant in accordance with the terms and provisions of the Lease, and such signage and related equipment shall be used in accordance with the terms and provisions of the Lease.

(c) Alterations. Alterations to the Subleased Premises now or hereafter approved by Landlord shall be performed by Subtenant in accordance with the terms and provisions of the Lease.

9. Default under Lease. In the event that Tenant shall be in default under the Lease beyond any applicable grace period and Landlord gives notice of any such default to Subtenant, then, from the date upon which Landlord gives such notice to Subtenant until such time as Landlord rescinds said notice or takes other action pursuant to Section 4 hereof, Subtenant shall make all payments of base rent, additional rent, and all other charges due under the Sublease directly to Landlord by unendorsed check made payable solely to Landlord at the address designated by Landlord in said notice. All such payments shall be credited, upon collection by Landlord only against any sums due Landlord by Tenant under the Lease. Tenant hereby authorizes payment by Subtenant to Landlord pursuant to this Section 9. Landlord may exercise its rights under this Section 9 on one or more occasions, and from time to time, as often as Landlord desires, and the rights granted to it hereunder shall apply in each event of default by Tenant under the Lease. The acceptance of any such payments from Subtenant shall not be deemed an acceptance of Subtenant as tenant under the Lease or an attornment to Landlord under the Sublease nor shall it release Tenant from any of its obligations under the Lease.

10. Janitorial. Tenant and Subtenant agree that Landlord may, at its option, upon thirty (30) days prior written notice to Tenant, elect to provide janitorial service to the Subleased Premises during the term of the Sublease. Upon Landlord's election to provide janitorial service to the Subleased Premises, Tenant and Subtenant shall be jointly and severally liable for reimbursing Landlord for an equitable share, as reasonably determined by Landlord, of Landlord's actual reasonable expenses incurred to provide janitorial service to the Subleased Premises (the "Janitorial Reimbursement"). The Janitorial Reimbursement shall be payable monthly concurrently with Tenant's rental payment under the Lease, shall be based on Landlord's annual statement delivered to Tenant in advance and shall be the subject of a separate, additional line item in each Reconciliation Statement delivered to Tenant under
Section 2.2(e) of the Lease.

11. Complete Copy of Sublease; No Further Amendments. Tenant and Subtenant hereby, jointly and severally, represent and warrant to Landlord that true and complete duplicates of the Sublease and of all accompanying documents are attached hereto as Exhibit A, and that there are no other agreements between Tenant and Subtenant, oral or written, of any kind or nature relating to the Lease, the Sublease, or the use and occupancy of the Subleased Premises. Tenant and Subtenant shall not amend the Sublease without the prior written consent of Landlord, which consent may be withheld in Landlord's reasonable discretion; provided that no such consent shall affect or modify the Lease in any way.

12. Copies of Notices. Tenant and Subtenant each agrees to promptly send to Landlord copies of notices sent or received from the other under the Sublease.

13. Landlord Not Bound. Landlord shall not be bound or estopped in any way by any provision of the Sublease. This Agreement shall not constitute a construction of the provisions of, or an acknowledgment of the accuracy of, any statement or recitals set forth in the Sublease.

14. No Defaults. Landlord and Tenant agree that as of the date hereof, the Lease is in full force and effect, and neither Landlord nor Tenant is aware of or claims any default on the part of the other party under the Lease, or any condition which through passage of time may become a default, or any defense to its obligation to comply with all provisions of the Lease.

15. Enforcement. This Agreement shall be construed and enforced in accordance with the laws of the state in which the Building is located, unless the Lease provides that it shall be governed by the laws of a different jurisdiction, in which case this Agreement shall be construed and enforced in accordance with the laws of that jurisdiction.

16. Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof. This Agreement may not be changed, modified, terminated, or discharged except by written document signed by Landlord, Tenant and Subtenant.

17. Landlord's Remedies Cumulative. Each right and remedy of Landlord provided for in this Agreement or in the Lease shall be cumulative and shall be in addition to every other right and remedy provided for therein or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies so provided for or existing shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies so provided for or so existing.

18. Partial Invalidity. If any one or more of the provisions contained in this Agreement shall be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

19. Notices. All notices required or permitted by this Agreement shall be in writing and shall be sent by telecopy (in which case notice shall be effective on the date sent), overnight delivery service (such as Federal Express) (effective on the day after the date sent), or certified mail (effective on the third day after the date sent), sent to the address set forth in the opening paragraph of this Agreement, or to such other address as shall, from time to time, have been designated by written notice by any party hereto given to the other parties as set forth in this section.

20. Landlord's Successors. The term "Landlord" as used herein shall mean Landlord and its successors and assigns as owner of the Building.

21. Authority. The individuals signing below represent, warrant, and covenant that they are authorized to executed this Agreement on behalf of the entity for which they are signing and thereby bind that entity to perform its obligations under this Agreement.

22. Satisfaction. Subtenant acknowledges and agrees that the execution of this Agreement by all parties hereto shall satisfy all conditions to the effectiveness of the Sublease as the same relate to any requirement to obtain Landlord's consent to this Sublease or Subtenant's desired alterations and improvements. Subtenant further acknowledges that Subtenant may be required under the terms of the Sublease or the Lease to obtain further consents from Landlord with respect to signage, antennas and other alterations, but such requirement to obtain further consents shall not delay the commencement of the term of the Sublease or affect the validity or enforceability of Subtenant's obligations under the Sublease.

         This Agreement shall not be binding upon Landlord unless and until it has been executed by all parties hereto.

TENANT:                                SUBTENANT:

QUALCOMM INCORPORATED,                 PATH 1 NETWORK TECHNOLOGIES, INC.,
a Delaware corporation.                a Delaware corporation

                                       By:

By:                                    Name:
    --------------------------------
Name:                                  Title:
     -------------------------------
Title:
LANDLORD:

POINTE CAMINO WINDELL, LLC, a California limited liability company


By:
Name:
Title:

                                    EXHIBIT A
                                    ---------
                                    SUBLEASE

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


                                    EXHIBIT B



                                    CORRIDOR

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